SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2014, the Board of Directors (the “Board”) of FTI Consulting, Inc. (the “Company” or “FTI”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved and adopted amendments to ARTICLE II, Section 7 of the Company’s Amended and Restated Bylaws, as further amended from time to time (the “Bylaws”), to change the voting standard for the election of directors in uncontested elections, commencing with the annual meeting of stockholders in 2015, from a plurality to a majority voting standard. Under the majority voting standard a nominee for director will be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such nominee at a meeting of stockholders duly called and at which a quorum is present. However, directors will be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present for which (i) the Secretary of the Company receives notice that a stockholder has nominated an individual for election as a director in compliance with the requirements of advance notice of stockholder nominees for director set forth in ARTICLE II, Section 11 of the Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the close of business on the tenth day before the date of filing of the definitive proxy statement of the Company with the Securities and Exchange Commission, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting.

The foregoing summary of Amendment No. 2 to the Bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2 to the Bylaws of the Company, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

ITEM 8.01 Other Events

On September 17, 2014, in connection with the adoption of a majority voting standard for the election of directors in uncontested elections, the Board approved and adopted an incumbent director resignation policy to be incorporated into FTI’s Corporate Governance Guidelines, which are available on the Company’s website at http://www.fticonsulting.com/global2/media/collateral/united-states/fti-consulting-corporate-governance-guidelines.pdf. The director resignation policy provides that “in an uncontested election, if an incumbent director fails to receive the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to such individual at a meeting of stockholders duly called and at which a quorum is present in accordance with the Bylaws of the Company, he or she shall offer to resign from the Board, and the Nominating and Corporate Governance Committee will (a) consider such offer to resign, (b) determine whether to accept such director’s resignation and (c) submit such recommendation for consideration by the Board. The director whose offer to resign is under consideration shall not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or Board regarding that offer to resign.”

The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Within 90 days after the date of certification of the election results, the Board will publicly disclose the Board’s decision of whether or not to accept the resignation.

If such incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is elected and qualifies, or his or her death, resignation, retirement or removal, whichever event shall occur first. If a director’s offer to resign is accepted by the Board, or if a nominee for director is not elected, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s Bylaws.

The foregoing summary of the amendments to FTI’s Corporate Governance Guidelines does not purport to be complete and is qualified in its entirety by reference to the full text of such amendments, which are set forth in FTI’s Corporate Governance Guidelines as amended and restated effective as of September 17, 2014, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.2	Amendment No. 2 to Amended and Restated Bylaws of FTI Consulting, Inc., Effective as of September 17, 2014

99.1	FTI Consulting, Inc. Corporate Governance Guidelines, Amended and Restated Effective as of September 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: September 22, 2014	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amendment No. 2 to Amended and Restated Bylaws of FTI Consulting, Inc., Effective September 17, 2014

99.1	FTI Consulting, Inc. Corporate Governance Guidelines, Amended and Restated Effective as of September 17, 2014

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